EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Dr. Adya S. Tripathi, Chief Executive Officer of Tripath Technology Inc. (the “Company”), and Jeffrey L. Garon, Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

1.	The Company’s transition report on Form 10-K/T/A for the fiscal nine months ended September 30, 2004, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 27th day of July 2005.

/S/ ADYA S. TRIPATHI	/S/ JEFFERY L. GARON
Adya S. Tripathi, Ph. D. President and Chief Executive Officer	Jeffrey L. Garon Vice President, Finance and Chief Financial Officer

This certification accompanies the Form 10-K/TA to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Tripath Technology Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/TA), irrespective of any general incorporation language contained in such filing.